AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address of Principal Executive Offices)

Live Nation, Inc. Employee Stock Bonus Plan

(Full title of the plan)

Michael G. Rowles

General Counsel

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 Par Value per Share(2)	2,000,000	$11.43 (3)	$22,860,000 (3)	$898.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares being issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(2)	Each share of common stock issued by the registrant includes one Series A junior participating preferred stock purchase right (the “Rights”), which initially attaches to and trades with the shares of common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4.1 to the registrant’s current report on Form 8-K with the Securities and Exchange Commission on December 23, 2005.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock on March 24, 2008, as quoted on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of this Registration Statement are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	The registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 29, 2008;

•	The registrant’s current reports on Form 8-K filed on January 24, 2008, January 30, 2008, January 31, 2008, February 4, 2008, February 5, 2008, March 19, 2008 and March 24, 2008; and

•

The description of the registrant’s common stock and preferred share purchase rights included under the caption “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to the registrant’s Registration Statement on Form 10, as amended (File No. 01-32601), as filed with the Commission on December 8, 2005, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee of or agent to the corporation (other than an action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The registrant’s amended and restated certificate of incorporation provides that no director shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The registrant’s amended and restated bylaws and its amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as now in effect or as amended, the registrant will indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was the registrant’s director or officer, or while the registrant’s director or officer is or was serving, at its request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the registrant, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent. The registrant will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when the registrant receives an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by the registrant. Any amendment of this provision will not reduce the registrant’s indemnification obligations relating to actions taken before an amendment.

The registrant obtained policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on the registrant’s behalf, may also pay amounts for which the registrant has granted indemnification to the directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 26th day of March, 2008.

LIVE NATION, INC.

By:	/s/ Kathy Willard
Kathy Willard
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Live Nation, Inc., a Delaware corporation, hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Rapino Michael Rapino	President and Chief Executive Officer and Director	March 26, 2008

/s/ Kathy Willard Kathy Willard	Chief Financial Officer	March 26, 2008

/s/ Brian Capo Brian Capo	Chief Accounting Officer	March 26, 2008

/s/ William O.S. Ballard William O.S. Ballard	Director	March 26, 2008

/s/ Michael Cohl Michael Cohl	Director	March 26, 2008

/s/ Ariel Emanuel Ariel Emanuel	Director	March 26, 2008

/s/ Robert Ted Enloe, III Robert Ted Enloe, III	Director	March 26, 2008

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Director	March 26, 2008

/s/ James S. Kahan James S. Kahan	Director	March 26, 2008

/s/ L. Lowry Mays L. Lowry Mays	Director	March 26, 2008

/s/ Randall T. Mays Randall T. Mays	Director	March 26, 2008

/s/ Connie McCombs McNab Connie McCombs McNab	Director	March 26, 2008

/s/ Harvey Weinstein Harvey Weinstein	Director	March 26, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005 (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.3	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being offered.

10.1	Live Nation, Inc. Employee Stock Bonus Plan dated March 13, 2008 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed March 19, 2008).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).